SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report:                     October 26, 2001
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                            (Date of earliest event reported)

                                 Bear Stearns Depositor Inc.
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                     (Exact Name of Registrant as Specified in Charter)

         Delaware                   333-58504               13-4164633
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(State of Incorporation)           (Commission            (I.R.S. Employer
                                    File Number)          Identification No.)

         245 Park Avenue
         New York, New York                                    10167
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(Address of Principal Executive Offices)                     (Zip Code)

        Registrant's Telephone Number, including area code (212) 272-2000
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ITEM 5.  Other Events

         On October 26, 2001, Bear Stearns Depositor Inc. ("BSDI") transferred $25,000,000 aggregate principal amount of 7.00% Debentures due December 1, 2095, issued by BellSouth Telecommunications, Inc. (the "Underlying Securities") to the Trust Certificates (TRUCs), Series 2001-4 Trust (the "Trust") established by BSDI, which issued Trust Certificates, Series 2001-4 (the "Certificates"), issued pursuant to a Standard Terms for Trust Agreements, dated as of June 19, 2001 (the "Standard Terms"), between BSDI and U.S. Bank Trust National Association, as trustee (the "Trustee"), as supplemented by a Series Supplement, dated as of October 26, 2001 (the "Series Supplement" and, together with the Standard Terms, the "Trust Agreement"), between BSDI and the Trustee. The Class A-1 Certificates were purchased by Bear, Stearns & Co. Inc. ("Bear Stearns") from BSDI pursuant to an underwriting agreement, dated October 12, 2001 (the "Underwriting Agreement"), between BSDI and Bear Stearns, acting for itself and as representative of the underwriters named in Schedule A of the Underwriting Agreement.

ITEM 7.  Financial Statements and Exhibits

         (a)      Financial Statements - Not Applicable

         (b)      Pro Forma Financial Information - Not Applicable

         (c)      Exhibits

Item 601(a) of
Regulation S-K
Exhibit No.       Description

         4.1 Series Supplement, dated as of October 26, 2001, between Bear Stearns Depositor Inc., as Depositor, and U.S. Bank Trust National Association, as Trustee.

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         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           BEAR STEARNS DEPOSITOR INC.


                                           /s/ Timothy Kelley Millet
                                           Name:  Timothy Kelley Millet
                                           Title: President

November 9, 2001

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                                INDEX TO EXHIBITS

    Exhibit No.                   Description

        4.1 Series Supplement, dated as of October 26, 2001, between Bear Stearns Depositor Inc., as Depositor, and U.S. Bank Trust National Association, as Trustee.

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